Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. SUCCESSFULLY COMPLETES ITS

$275 MILLION SENIOR SECURED NOTES OFFERING

COCONUT GROVE, FLORIDA, (February 7, 2012) Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today announced the closing of its offering of $275 million in aggregate principal amount of 12.5% senior secured notes due 2017 (the “Notes”) at an issue price of 97% of the principal amount. The Notes were offered solely by means of a private placement either to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to certain persons outside the United States pursuant to Regulation S under the Securities Act.

The Company used the net proceeds from the offering, together with cash on hand, to refinance the previously existing first lien credit agreement that was due June 10, 2012 and to pay the transaction costs related to the offering.

“The successful completion of this offering delevered our capital structure and strengthened our financial profile,” said Raul Alarcon, Jr., SBS’ Chairman and CEO. “Our ability to recapitalize our balance sheet on favorable terms demonstrates the Company’s enhanced financial performance, as well as the long-term outlook for our business. We are committed to strengthening our multi-media footprint with a focus on expanding our share of the rapidly-growing Hispanic population and further improving the profitability of our portfolio of major-market assets.”

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. SBS operates 3 of the top 6 Spanish-language stations in the nation including the #1 Spanish station in America, WSKQ-FM in New York City. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contacts:

Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Brad Edwards
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901

2